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                                                                    Exhibit 4.13

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT is made and entered into as of February 5, 2002, by and between KANA Software, Inc., a Delaware corporation (the "Company"), and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

         1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of approximately $40,000,000 purchase price of shares (the "Shares") of its common stock, par value $0.001 per share (the "Common Stock").

         2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the number of Shares set forth on the signature page hereto at the aggregate purchase price set forth on such signature page (the "Purchase Price").

         The Company proposes to enter into purchase agreements in substantially the form of this Agreement with certain other purchasers (collectively, the "Other Purchasers") and expects, but is not obligated, to complete sales of Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements."

         3. Payment and Delivery. Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Shares (such payment and delivery hereinafter referred to as the "Closing") at 10:00 a.m., New York City time, on February 8, 2002, or at such other time on the same or such other date, not later than February 8, 2002, as shall be agreed by the Company and the Purchaser. The time and date of such payment are hereinafter referred to as the "Closing Date." Payment for the Shares shall be made through an escrow agent on terms and instructions set forth in an Escrow Agreement dated the date hereof among the Company, the Purchaser and Morgan Stanley & Co. Incorporated, as placement agent, and Morgan Stanley & Co. Incorporated, as escrow agent.

         Certificates for the Shares shall be registered in the name of the Purchaser or if so indicated on the signature page hereto, in the name of a nominee designated by the Purchaser. The certificates evidencing the Shares shall be delivered to the Purchaser on the Closing Date, with any transfer taxes payable in

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connection with the transfer of the Shares to the Purchaser duly paid, against payment of the Purchase Price therefor.

         4. Conditions to the Company's Obligations. The Company's obligation to issue and sell the Shares to the Purchaser is subject to the following conditions:

            (a) Receipt by the Company of Federal or other immediately available funds in the full amount of the Purchase Price; and

            (b) accuracy of the representations and warranties made by the Purchasers and the fulfillment in all material respects of those undertakings of the Purchasers to be fulfilled prior to the Closing.

         5. Conditions to the Purchaser's Obligations. The obligations of the Purchaser to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

            (a) The Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

            (b) The Purchaser shall have received on the Closing Date an opinion of Fenwick & West LLP, counsel for the Company, dated the Closing Date, substantially in the form set forth in Exhibit A. Such opinion shall be rendered to the Purchaser at the request of the Company and shall so state therein.

            (c) The Purchaser shall have received such closing documents in form and substance as are customary for transactions of this nature.

         6. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, the Purchaser that as of the date of this Agreement and as of the Closing Date:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") all documents required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the 12 months preceding the date of this


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         Agreement. The following documents (collectively, the "Exchange Act
         Documents") complied when filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and did not, when so filed, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading:

                  (i) Quarterly Report on Form 10-Q for the Quarters ended March
            31, 2001, June 30, 2001 and September 30, 2001;

                  (ii) Annual Report on Form 10-K for the Year ended December
            31, 2000;

                  (iii) Definitive Proxy Statement and Prospectus filed with the
            Commission on May 18, 2001; and

                  (iv) All other documents, if any, filed by the Company with the Commission since December 31, 2000.

            (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its properties and to conduct its business as currently conducted and as described in the Exchange Act Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (c) The description of the Company's results of operations for the quarter ended December 31, 2001 and related financial data for such quarter contained in the Company's press release dated January 22, 2002 (but excluding fiscal year 2002 guidance) and the information contained in the Company's press release dated February 1, 2002 (collectively, the "Press Releases"), and its Exchange Act Documents, taken as a whole and as amended to the date hereof, does not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under


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         the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its properties and to conduct its business as currently conducted and described in the Exchange Act Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company (or in the case of certain foreign subsidiaries, are beneficially owned by the Company), free and clear of all liens, encumbrances, equities or claims, except for a general lien held by Silicon Valley Bank on substantially all of the Company's assets.

            (e) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution in Section 11 hereof may be limited under applicable law.

            (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Exchange Act Documents.

            (g) The shares of common stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

            (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

            (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any


                                       4

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         governmental body or agency is required for the performance by the
         Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares and by Federal and state securities laws with respect to the Company's obligations under Sections 8 and 10 of this Agreement.

            (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, since December 31, 2001.

            (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Exchange Act Documents and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement to consummate the transactions contemplated by this Agreement.

            (l) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, alone or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (m) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, alone or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.


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            (n) Except as disclosed in the Exchange Act Documents, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or acquire any of the foregoing would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, alone or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof will not be, required to register as, an "investment company" as such term are defined in the Investment Company Act of 1940, as amended.

            (p) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), an "Affiliate") of the Company has, directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares; or (ii) offered, solicited offers to buy or sold the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and neither the Company nor any Affiliate of the Company will engage in any of the actions described in clauses (i) and (ii) of this paragraph.

            (q) Subject to the accuracy of the Purchaser's representations herein, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchasers in the manner contemplated by this Agreement to register the Shares under the Securities Act.

            (r) The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Shares and the listing thereof on The Nasdaq National Market.


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            (s) The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

            (t) The Company is eligible to file a registration statement on Form S-3.

            (u) The Company shall, as soon as practicable following the execution of this and any other Agreements, but in no event later than the next business day after the date of this Agreement, publicly disclose the sale of Shares pursuant to such Agreements to the extent required by the Exchange Act and the applicable rules and regulations of the Commission thereunder; provided that, except as required by law, no disclosure will be made identifying the Purchaser.

            (v) No stockholder of the Company has any right (which has not been waived) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement (as defined in Section 8(a)) to be filed by the Company on behalf of the Purchaser pursuant to Section 8(a).

         7. Representations, Warranties and Covenants of the Purchaser.

         The Purchaser represents and warrants to, and covenants with, the Company that:

            (a) The Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB") and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares. The Purchaser is experienced in evaluating companies such as the Company. At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or, to the Purchaser's knowledge, any other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

            (b) The Purchaser is acquiring the number of Shares set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, other than as contemplated in Section 8 of this Agreement.


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            (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (d) The Purchaser will have, on or prior to February 6, 2002, furnished to the Company a fully completed Selling Stockholder Questionnaire attached as Appendix I hereto for use in preparation of the Registration Statement and all of the information contained therein will be true and correct as of such date and as of the Closing Date.

            (e) The Purchaser will notify the Company immediately of any change in any such information until such time as the Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective.

            (f) In connection with its decision to purchase the number of Shares set forth on the signature page hereto, the Purchaser (i) has relied only upon the Exchange Act Documents and Press Releases, the representations and warranties of the Company contained herein and the information received pursuant to Section 7(a), and (ii) has not relied on any information or advice furnished by or on behalf of Morgan Stanley & Co. Incorporated.

            (g) The Purchaser will not make any sale of the Shares without complying with the provisions of this Agreement and without causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges that the certificates evidencing the Shares will be imprinted with a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT UNTIL THE PASSAGE OF TWO YEARS FROM [CLOSING DATE], UNLESS THE SECURITIES ARE OTHERWISE SOLD, TRANSFERRED OR ASSIGNED IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL AS TO THE EXEMPTION FROM


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            REGISTRATION OF SUCH SALE, TRANSFER OR ASSIGNMENT."

         The Purchaser acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus (as defined in Section 11(a)) forming part of the Registration Statement, as set forth in Section 10.

            (h) The Purchaser will notify the Company promptly of the sale of any of its Shares, other than (i) sales pursuant to a Registration Statement contemplated in Section 8 of this Agreement and (ii) sales following termination of the transfer restrictions pursuant to Section 12, and the Purchaser will furnish any information reasonably requested by the Company, including an opinion of counsel reasonably satisfactory to the Company, to evidence the exemption from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder, and state securities laws, in reliance upon which such sales have been made.

            (i) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution in Section 11 hereof may be limited under applicable law.

            (j) The Purchaser will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), the Common Stock, nor will the Purchaser, if then prohibited by law or regulation, engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of Common Stock by the Purchaser or any person or entity. Such prohibited hedging or other transaction would include, without limitation, effecting any short sale or having in effect a short position (whether such short sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes or derives any significant part of its value from the Common Stock.

            (k) The Purchaser will hold in confidence all information concerning this Agreement and the placement of shares hereunder and under the Other Agreements until the earlier of such time as the Company


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         has made a public announcement concerning this Agreement and the placement of Shares hereunder, or this Agreement is terminated. Purchaser acknowledges that for purposes of the foregoing, "hold in confidence" shall include not trading securities of the Company.

            (l) The Purchaser represents that based on the Company having 19,397,678 shares of Common Stock outstanding at the Closing Date (before giving effect to the sale and purchase of Shares pursuant to this Agreement), the Purchaser, together with its ultimate parent entity and all entities controlled by the same ultimate parent as the Purchaser (such entities, including the Purchaser, hereinafter collectively referred to as the "Purchaser Affiliates"), will not hold in excess of 10% of the Company's outstanding voting securities as a result of the sale and purchase of Shares pursuant to this Agreement, and (ii) all voting securities of the Company that the Purchaser Affiliates will hold, directly or indirectly, at the Closing Date (after giving effect to the sale and purchase of Shares pursuant to this Agreement), will be held solely for the purpose of investment such that these securities will be held by the Purchaser Affiliates with no intention on the part of any of them to participate in the formulation, determination or direction of the basic business decisions of the Company. As a result of (i) and (ii), the Purchaser Affiliates are relying on the exemption available to them as passive investors under
         Section 7A(c)(9) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and regulations promulgated thereunder (including 16 C.F.R. Sec. 802.9) in their determination that the sale and purchase of Shares pursuant to this Agreement does not require them to submit any HSR Notification and Report Form.

            (m) The Purchaser understands that if the Registration Statement is not declared effective by the Commission on or before February 14, 2002, the Commission will not declare it effective prior to the Company filing with the Commission its audited financial statements for its fiscal year ended December 31, 2001, which the Company is required to do in connection with filing its annual report on Form 10-K for such fiscal year.

         8. Shelf Registration. The Company shall:

            (a) use its best efforts to prepare and file or cause to be prepared and filed with the Commission, as soon as practicable but in any event by February 7, 2002 (the "Filing Deadline Date") a registration statement (the "Registration Statement") registering the resale from time to time by Purchasers of all of the Shares. The Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Shares for resale by the Purchasers from time to time through the


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         automated quotation system of The Nasdaq National Market or the facilities of a national security exchange on which the Common Stock is then traded, or in privately negotiated transactions. The Company shall use its reasonable efforts, subject to receipt of necessary information from the Purchaser, to cause the Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the "Effectiveness Deadline Date") that is sixty
         (60) days after the date the Registration Statement is filed.

            (b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period not to exceed the earlier of (i) the second anniversary of the Closing Date, (ii) such time as such Purchase may immediately sell all Shares purchased by such Purchaser and all other shares of Common Stock of the Company then held by such Purchaser that are sellable under Rule 144(b) (without giving effect to the volume limitations of Rule 144(e)) or (iii) such time as all Shares purchased by such Purchaser pursuant to this Agreement have been sold pursuant to a registration statement or pursuant to Rule 144 under the Securities Act (such period, the "Effectiveness Period"); cause the related prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

            (c) As promptly as practicable give notice to the Purchaser (i) when any Prospectus, Prospectus supplement, or the Registration Statement or a post-effective amendment to the Registration Statement has been filed with the Commission and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective.

            (d) Use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to the Purchaser of the withdrawal of any such order.


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            (e) During the Effectiveness Period, deliver to the Purchaser in connection with any sale by the Purchaser of Shares pursuant to the Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Shares (including each preliminary prospectus) and any amendment or supplement thereto as such the Purchaser may reasonably request.

            (f) File documents required of the Company for customary Blue Sky clearance in states specified in writing by the Purchaser; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or
         (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

            (g) Bear all fees and expenses incurred in connection with the performance by the Company of its obligations under paragraphs (a) through (f) of this Section whether or not the Registration Statement is declared effective, other than fees and expenses, if any, of counsel or other advisors to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser.

            (h) Not allow any stockholders other than the Purchasers to include their shares in the Registration Statement; provided this paragraph 8(h) shall not apply if and to the extent the Company amends a registration statement currently on file with the Securities and Exchange Commission to include sales of the Shares by the Purchasers.

         9. Delay in Filing or Effectiveness of Registration Statement. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Deadline Date, then for each day following the Filing Deadline Date, until but excluding the date the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by the Effectiveness Deadline Date, then for each day following the Effectiveness Deadline Date, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay the Purchaser, as liquidated damages and not as a penalty, an amount equal to a weekly rate (expressed as a percentage of the Purchase Price) of (a) .25% with respect to any failure to timely file the Registration Statement and (b) .15% for days 61-90 and .25% thereafter with respect to any failure to have the Registration Statement declared effective; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.


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         The parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Purchaser from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         The parties hereto agree that the liquidated damages provided for in this Section 9 constitute a reasonable estimate of the damages that may be incurred by the Purchaser by reason of the failure of the Registration Statement to be filed or declared effective in accordance with the provisions hereof.

         10. Transfer of Shares After Registration; Suspension.

            (a) The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 8(a) and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

            (b) The Company shall, as promptly as practicable, give notice to the Purchaser (i) of any request, following the effectiveness of the Registration Statement under the Securities Act, by the Commission or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the occurrence of a Material Event (as defined in Section 10(c)) and (v) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to paragraph 10(c)), state that it constitutes a Deferral Notice, in which event the provisions of Section 10(c) shall apply.

            (c) The Company shall, upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material

         Event") as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the related prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Shares being sold thereunder, and, in the case of a post-effective amendment to the Registration Statement, subject to the next sentence, use its reasonable efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Purchaser that the availability of the Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, the Purchaser agrees not to sell any Shares pursuant to the Registration Statement until such Purchaser's receipt of copies of the supplemented or amended prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use all reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) and (B) above, as promptly as is practicable, and (y) in the case of clause (C) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter. The Company shall be entitled to exercise its right under this Section 10(c) to suspend the availability of the Registration Statement or any Prospectus no more than two (2) times in any twelve-month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall not exceed forty-five (45) days; provided that any two Deferral Periods in a twelve-month period may not exceed a total of sixty (60) days. The Company shall use all commercially reasonable efforts to limit the duration and number of any Deferral Periods. The Purchaser hereby agrees that upon receipt of any Deferral Notice from the Company, the Purchaser shall, and shall cause each of its officers, directors, employees, affiliates, advisors, agents and representatives to, keep confidential all nonpublic information set forth in such notice including the existence and terms of such Deferral Notice.

         11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included in the Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference in such prospectus (the "Prospectus") or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by (i) any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Purchaser furnished to the Company in writing by such Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 7 and 10 hereof respecting resale of the Shares.

            (b) The Purchaser agrees to indemnify and hold harmless the Company, its directors and its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims, damages or liabilities are caused by (i) the failure of the Purchaser to comply with the covenants and agreements contained in Sections 7 and 10 hereof respecting resale of the Shares, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information relating to the Purchaser furnished in writing by the Purchaser to the Company expressly for use in the Registration Statement or Prospectus.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) To the extent that the indemnification provided for under
         Section 11(a) or 11(b) is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions or other matters that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the sale pursuant to the Purchase Agreement (before deducting expenses) of the Shares to which such losses, claims, damages or liabilities relate. The relative benefits received by the Purchaser shall be deemed to be equal to the value of receiving Shares that are registered under the Securities Act. The relative fault of the Purchaser on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Purchaser or by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method or allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 11(d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or equity.

            (f) The indemnity and contribution provisions contained in this
         Section 11 and the representations, warranties and other statements of the Company and the Purchaser contained in this Agreement shall survive the execution of this Agreement and shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Purchaser or any person controlling the Purchaser, or the Company, or the Company's officers or directors or any person controlling the Company and (ii) the sale of any Shares by the Purchaser.

         12. Termination of Conditions and Obligations. The conditions precedent imposed by Sections 7, 8 and 10 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares (and any legend on the Shares will be removed by the Company) at such time as such Shares have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares, upon the passage of two years from the Closing Date, or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         13. Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

            (a) as soon as practicable after it is available (but in the case of the Company's Annual Report to Stockholders, within 90 days of each fiscal year of the Company), one copy of:

                  (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

                  (ii) if not included in substance in the Annual Report to
            Stockholders, its Annual Report on Form 10-K;

                  (iii) its Quarterly Reports on Form 10-Q; and

                  (iv) a full copy of the particular Registration Statement
            covering the Shares (the foregoing, in each case, excluding exhibits unless specifically requested); and

            (b) upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectus to supply to any other party requiring such Prospectus.

         14. Placement Agent's Fee. The Purchaser acknowledges that the Company intends to pay to Morgan Stanley & Co. Incorporated, in its capacity as the placement agent for the Shares, a fee in respect of the sale of the Shares to the Purchaser. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

         15. Rule 144. (a) The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with the Purchaser and take such further reasonable action as the Purchaser may reasonably request in writing (including, without limitation, making such reasonable representations as the Purchaser may reasonably request), all to the extent required from time to time to enable the Purchaser to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of the Purchaser, the Company shall deliver to the Purchaser a written statement as to whether it has complied with such reporting requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or
Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this
Section 14 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

            (b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

         16. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) business day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

            (a) if to the Purchaser, at its address on the signature page hereto;

            (b) if to the Company, to:

                   KANA Software, Inc.
                   181 Constitution Drive
                   Menlo Park, California 94025
                   Attn: Eric Willgohs, Esq.

                   With a copy to:

                   David Michaels, Esq.
                   Fenwick & West LLP
                   275 Battery Street
                   San Francisco, CA 94111
                   Fax: (415) 281-1350

            (c) if to the Escrow Agent, to:

                   Morgan Stanley & Co. Incorporated
                   1585 Broadway
                   New York, New York  10035
                   Attn: Syndicate Operations

or to such other address as such person may have furnished to the other persons identified in this Section 16 in writing in accordance herewith.

         17. Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         18. Modification; Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented unless pursuant to an instrument in writing signed by the Company and the Purchaser.

         19. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. Except as provided in this Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such matters. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such matters. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

         20. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         21. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York

         22. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  [NAME OF PURCHASER]

                                  By:
                                      ------------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                                      Address:
                                              ----------------------------------

                                      Number of Shares:
                                                       -------------------------

                                      Aggregate Purchase Price: $
                                                                 ---------------

                                      Tax ID No.:
                                                 -------------------------------

                                      Contact Name:
                                                   -----------------------------

                                      Telephone:
                                                --------------------------------

                                      Name in which the Shares should be
                                      registered (if different):
                                                                ----------------

                                      Relationship between the Purchaser and
                                      the person or entity in whose name the
                                      Shares should be registered (if
                                      different):
                                                 -------------------------------

                                      ------------------------------------------


Agreed to and Accepted by:

                                  KANA Software, Inc.


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT A

                       OPINION OF COUNSEL FOR THE COMPANY

         The opinion of the counsel for the Company, to be delivered pursuant to
Section 5(b) of the Purchase Agreement shall be substantially to the effect (but may include assumptions and exceptions customary in such opinions) that:

         (A) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its properties and to conduct its business as currently conducted and as described in the Exchange Act Documents and, to such counsel's knowledge, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (B) The Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms.

         (C) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Exchange Act Documents.

         (D) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Purchase Agreement against payment by the Purchasers of the Purchase Price for such Shares as provided therein, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (E) Based upon the representations, warranties and agreements of the Purchaser in Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchaser under the Purchase Agreement to register the Shares under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Shares.

                                                                      APPENDIX I

                               KANA SOFTWARE, INC.

                      SELLING SECURITYHOLDER QUESTIONNAIRE
                              FOR INTENDED SALE OF
                             SHARES OF COMMON STOCK
                    PURSUANT TO SHELF REGISTRATION STATEMENT

         The following questionnaire and agreement (the "Questionnaire") elicits information necessary to prepare a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of certain shares of common stock of KANA Software, Inc. (the "Company") to be filed by the Company with the Securities and Exchange Commission (the "Commission"), in accordance with the terms of the Purchase Agreement, dated as of February __, 2002 (the "Purchase Agreement"), between the Company and the undersigned beneficial owner of shares of common stock of the Company purchased pursuant to such agreement (the "Selling Securityholder"). All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

         In order to sell or otherwise dispose of any Shares pursuant to the Shelf Registration Statement, you generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of the Shares and be bound by the provisions of the Purchase Agreement (including certain indemnification provisions, as described below). If you do not complete this Questionnaire and deliver it to the Company as provided below you will not be named as a selling securityholder in the prospectus and therefore will not be permitted to sell any Shares pursuant to the Shelf Registration Statement. Please complete and deliver this Questionnaire to [Eric Willgohs, Esq.] of KANA Software, Inc. as soon as possible and in any event no later than February __, 2002 [Closing Date].

         Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of the Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

         The Selling Securityholder, by signing and returning this Questionnaire, understands that it will be bound by the terms and conditions of this Questionnaire and the Purchase Agreement.

         Pursuant to the Purchase Agreement, the undersigned has agreed to indemnify and hold harmless the Company, any of its directors and officers who sign the Shelf Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against certain losses arising in connection with statements concerning the undersigned made in the Company's Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Questionnaire.

         The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

         1.    (a) Full Legal Name of Selling Securityholder:/1/


               ------------------------------------------------------

               (b) Except as set forth below in this Item 1(b), the undersigned does not hold any or all of the Shares on behalf of another person or entity.

               State any exceptions here:


               ------------------------------------------------------

         2.    Address of Selling Securityholder:


               ------------------------------------------------------

               ------------------------------------------------------

               Telephone:
                          ----------------------------

               Fax:
                   -----------------------------------

               Contact Person:
                               -----------------------

         3.    Beneficial Ownership:

               Immediately after the Closing, there will be no equity securities of the Company of which the undersigned will be the "beneficial owner"/2/, except as set forth below in this Item 3. The disclosure indicates the amount of equity securities which the undersigned beneficially owns, which it has a right to acquire within 60 days after the Closing Date, and as to which it has sole voting power, shared voting power, sole investment power or shared investment power.


               ------------------------------------------------------

               ------------------------------------------------------


----------------------------
         /1/ If this Questionnaire is being completed by or on behalf of a person other than an individual, the entity on whose behalf the Questionnaire is being completed should be stated.

         /2/ Defined in Appendix A.

               ------------------------------------------------------


         4. Except as set forth below in this Item 4, the undersigned wishes that all the Shares held by it be offered for the account of the undersigned in the Registration Statement.

               State any exceptions here:


               ------------------------------------------------------

               ------------------------------------------------------

               ------------------------------------------------------

         5.    Relationships with the Company:

               Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

               State any exceptions here:


               ------------------------------------------------------

               ------------------------------------------------------

               ------------------------------------------------------

         6.    Plan of Distribution:

               Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Shares pursuant to the Shelf Registration Statement only as follows (if at all): Such Shares may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Shares may be sold in one more or transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market,
               (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Shares or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging positions they assume. The undersigned may also sell Shares short and deliver Shares to close out short positions, or loan or pledge Shares to broker-dealers that in turn may sell such securities.

               State any exceptions here:


               ------------------------------------------------------

               ------------------------------------------------------

               ------------------------------------------------------

               Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Shares without the prior agreement of the Company.

         7. State below whether the undersigned is a "member"/3/ of the National Association of Securities Dealers, Inc. ("NASD"), "person associated with a member", a direct or indirect "affiliate" of a "member" or an "underwriter or related person" with respect to the proposed offering./4/ If the undersigned is a general or limited partnership, a "No" reply shall be assumed to confirm that no relationship exists for the undersigned as well as each of its general or limited partners./5/

               Yes____________________ No____________________




----------------------
         /3/ Highlighted terms in this Item are defined in Appendix A.

         /4/ NASD Rule 2710(b)(6)(A)(iii).

         /5/ Item 6 need only be answered if either (i) the Selling Securityholder is an affiliate of the Company, or (ii) the sale of Shares under the Shelf Registration Statement requires clearance from the NASD.


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

                  If yes, identify the NASD member and describe the relationship with the NASD member, including in the case of a general or limited partner, the identity of the partner.

         The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of the Shares pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

         In accordance with the undersigned's obligation under the Purchase Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective.

         By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

         IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

         Dated:



                                                 [NAME OF SELLING
                                                  SECURITYHOLDER]



                                            By:  _______________________________
                                                 Name:__________________________
                                                 Title: ________________________



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

                                                                      APPENDIX A

Definitions of Terms Used

         1. You are the "beneficial owner" of a security if you directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, have or share: (i) voting power which includes the power to vote, or to direct the voting of, such security, or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. You are deemed the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of a security or preventing the vesting of such beneficial ownership. Finally, you are deemed to be the beneficial owner of a security if you have the right to acquire beneficial ownership of such security at any time within sixty days, including but not limited to any right to acquire
(a) through the exercise of any option, warrant or right, or (b) through the conversion of a security, or (c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement, or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement. If you have acquired any security or power specified in (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, then immediately upon such acquisition you are deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.

         All securities of the same class that are beneficially owned by you, regardless of the form which such beneficial ownership takes, must be aggregated in calculating the number of shares beneficially owned by you.

         The above definition is broad and although you may not actually have or share voting or investment power with respect to securities owned by persons in your family or living in your home, you should include such shares in your beneficial ownership disclosure, and then, as appropriate, disclaim beneficial ownership of such securities.

         2. The term "underwriter or related person" includes, with respect to a proposed offering, any underwriter, underwriter's counsel, financial consultant and advisors, finders, members of the selling or distribution group, any member participating in the proposed offering and any and all other persons associated with or related to and members of the immediate family of any of such persons. NASD Rule 2710(a)(6).

         3. The NASD defines a "member" as being either any broker or dealer admitted to membership in the NASD or any individual, partnership,


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

corporation or other legal entity admitted to membership in the NASD under the provisions of Articles III and IV of the By-laws. NASD Rule 0120(i).

         4. The NASD defines a "person associated with a member" as being every sole proprietor, general or limited partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD. Thus, "person associated with a member" includes a sole proprietor, general or limited partner, officer, director or branch manager of an organization of any kind (whether a corporation, partnership or other business entity) which itself is a "member" or a "person associated with a member". In addition, an organization of any kind is a "person associated with a member" if its sole proprietor or any one of its general or limited partners, officers, directors or branch managers is a "member" or "person associated with a member". (Article I of the NASD By-Laws.)

         5. The NASD defines "affiliate" to include a company which controls, is controlled by or is under common control with a member. A company is presumed to control a member if the company beneficially owns 10 percent or more of the outstanding voting securities of a member which is a corporation, or beneficially owns a partnership interest in 10 percent or more of the distributable profits or losses of a member which is a partnership. A company is presumed to be controlled by a member if the member and persons associated with the member beneficially own 10 percent or more of the outstanding voting securities of a company which is a corporation, or beneficially own a partnership interest in 10 percent or more of the distributable profits or losses of a company which is a partnership. A company is presumed to be under common control with a member if (i) the same natural person or company controls both the member and company by beneficially owning 10 percent or more of the outstanding voting securities of a member or company which is a corporation, or by beneficially owning a partnership interest in 10 percent or more of the distributable profits or losses of a member or company which is a partnership or
(ii) a person having the power to direct or cause the direction of the management or policies of the member or the company also has the power to direct or cause the direction of the management or policies of the other entity in question. NASD Rule 2720(b)(1).


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